SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           SPEIZMAN INDUSTRIES, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

  2) Aggregate number of securities to which transactions applies:

-------------------------------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (Set forth the amount of which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

  4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

     5) Total fee paid:
-------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1) Amount previously paid:

-------------------------------------------------------------------------------
 2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
 3) Filing party:

-------------------------------------------------------------------------------
 4) Date filed:

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


                                 SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           SPEIZMAN INDUSTRIES, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

  2) Aggregate number of securities to which transactions applies:
-------------------------------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (Set forth the amount of which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------

  4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

  5) Total fee paid:
-------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1) Amount previously paid:
-------------------------------------------------------------------------------

 2) Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------

 3) Filing party:
-------------------------------------------------------------------------------

 4) Date filed:
-------------------------------------------------------------------------------

                           SPEIZMAN INDUSTRIES, INC.
                             508 West Fifth Street
                        Charlotte, North Carolina 28231
                   ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 18, 1998
                   ----------------------------------------
To the Stockholders of Speizman Industries, Inc.:

     The Annual Meeting of Stockholders of Speizman Industries, Inc. (the "Company") will be held on Wednesday, November 18, 1998, at 11:00 a.m., at the principal executive offices of the Company located at 508 West Fifth Street, Charlotte, North Carolina, for the following purposes:

      1. To elect a Board of Directors of five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

      2. To ratify the appointment of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending July 3, 1999; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing proposals are more fully described in the Proxy Statement accompanying this notice. The Board of Directors has fixed the close of business on October 9, 1998 as the record date for the meeting. Only stockholders of record as of such date will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     Regardless of whether you expect to attend the annual meeting, you are requested to complete, date and sign the accompanying proxy and return it promptly in the envelope provided. No postage is required for mailing in the United States. Your prompt response will assure that a quorum is present at the meeting and save the Company the expense of further solicitation of proxies.

                                        By order of the Board of Directors,




                                        JOSEF SKLUT
                                        SECRETARY

Charlotte, North Carolina
October 21, 1998
                                ---------------
     IT IS IMPORTANT THAT YOU RETURN THE ACCOMPANYING PROXY. IF YOU DO NOT RETURN THE ACCOMPANYING PROXY TO US, OR OTHERWISE COMMUNICATE WITH US, FOR A FIVE-YEAR PERIOD, NORTH CAROLINA LAW REQUIRES US TO TREAT ALL SHARES OF COMMON STOCK HELD IN YOUR NAME AS ABANDONED PROPERTY WHICH MUST BE TURNED OVER TO THE STATE TREASURER'S OFFICE. IT IS ALSO IMPORTANT THAT WE HAVE YOUR CORRECT ADDRESS. THE ADDRESS TO WHICH THESE PROXY MATERIALS WERE MAILED IS THE ADDRESS THAT WE HAVE ON FILE FOR YOU. IF YOU WOULD LIKE TO MAKE A CORRECTION TO THIS ADDRESS, PLEASE CONTACT MS. GAIL GORMLY, 508 W. FIFTH STREET, CHARLOTTE, NORTH CAROLINA 28231, (704) 372-3751.

                           SPEIZMAN INDUSTRIES, INC.

                             508 West Fifth Street
                        Charlotte, North Carolina 28202
                                ---------------
                                PROXY STATEMENT
                                ---------------
                  PROXY SOLICITATION AND GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of Speizman Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company to be held on November 18, 1998, at 11:00 a.m., at the principal executive offices of the Company located at 508 West Fifth Street, Charlotte, North Carolina, and at any adjournment thereof (the "Meeting"). This Proxy Statement and the accompanying proxy were first mailed to the Company's stockholders on or about October 21, 1998.

     Only stockholders of record at the close of business on October 9, 1998 (the "Record Date"), will be entitled to notice of and to vote at the Meeting. As of the close of business on the Record Date, 3,357,406 shares of the Company's common stock, par value $.10 per share ("Common Stock"), having one vote each, were issued and outstanding.

     The accompanying proxy is for use at the Meeting if a stockholder does not attend the Meeting in person or wishes to have his shares voted by proxy even if he attends the Meeting. If the enclosed proxy is properly executed and returned in time to be voted at the Meeting, the shares of Common Stock represented thereby will be voted in accordance with the directions given therein. In the absence of directions to the contrary, the shares of Common Stock so represented will be voted FOR the nominees for election as directors named in this Proxy Statement and FOR the ratification of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending July 3, 1999. Any stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or an executed proxy having a later date, or by attending the Meeting and electing to vote in person.

     The Company will bear the entire cost of the solicitation of proxies, including the reimbursement of brokers, banks and other record holders of shares of Common Stock for their expenses in forwarding proxy materials to the beneficial owners of such shares. Following the original solicitation of proxies by mail, proxies may be solicited by officers and employees of the Company by telephone, facsimile, telegraph or in person. Such officers and employees will not be additionally compensated for soliciting proxies.

     A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy to constitute the quorum needed for the transaction of business at the Meeting. Shares that are withheld as to voting with respect to one or more of the nominees for election as a director and abstentions and broker non-votes will be counted for the purpose of determining the existence of a quorum.

     A plurality of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Meeting is required for the election of directors. The ratification of the appointment of independent auditors requires the affirmative vote of a majority of the votes cast at the Meeting. With respect to the election of directors, votes may be cast in favor of, or withheld as to, one or more of the nominees for election as director. With respect to the ratification of the appointment of independent auditors, votes may be cast in favor of or against a matter or stockholders may abstain from voting. Abstentions and broker non-votes will have no effect on the vote with respect to either matter. Votes at the Meeting will be tabulated by the Company's transfer agent as independent voting inspector.

     ALL REFERENCES IN THIS PROXY STATEMENT TO FISCAL YEARS ARE TO THE COMPANY'S 52- OR 53-WEEK FISCAL YEAR ENDING ON THE SATURDAY CLOSEST TO JUNE 30. THE FISCAL YEARS 1994 THROUGH 1998 EACH CONTAINED 52 WEEKS AND ENDED ON JULY 2, 1994, JULY 1, 1995, JUNE 29, 1996, JUNE 28, 1997 AND JUNE 27, 1998,
RESPECTIVELY. FISCAL 1999 CONTAINS 53 WEEKS AND WILL END ON JULY 3, 1999.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

GENERAL

     The Board of Directors has nominated the five persons named below for election as directors at the Meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Company's Bylaws provide that the Board of Directors shall consist of one or more directors and that the Board of Directors has the power to determine the number of directors (when not determined by the stockholders) and to fill vacancies on the Board of Directors. The number of directors is presently fixed at five. Each of the five nominees named below is presently serving as a director and has consented to have his name appear as a nominee in this Proxy Statement and to serve as a director of the Company if elected. Should any nominee become unable to serve as a director, shares of Common Stock represented at the Meeting by valid proxies may be voted for the election of such substitute nominee(s) as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director.

     The following information is provided concerning the five nominees for election as directors of the Company:


 Robert S. Speizman    Mr. Speizman, 58, has served as President of the Company since November 1976. From 1969 to October 1976, Mr. Speizman served as Executive Vice President of the Company.
                       Mr. Speizman has been a director of the Company since 1967 and Chairman of the Board of
                       Directors since July 1987.
 Josef Sklut           Mr. Sklut, 69, has served as Vice President-Finance of the Company since 1978, as Secretary of the Company since 1977, as Treasurer of the Company since 1969 and as a director of the
                       Company since 1977.
 Steven P. Berkowitz   Mr. Berkowitz, 57, has served as a director of the Company since February 1992. Mr. Berkowitz has served as Chairman of the Board of Directors of the Marwen Foundation, a nonprofit foun-
                       dation, since December 1987. Mr. Berkowitz served as President and a director of the Center for Contemporary Art, Ltd., an art gallery owned by him, from September 1987 to January
                       1996. From 1968 to September 1988, Mr. Berkowitz served as Chief Executive Officer, Presi-
                       dent and Chairman of the Board of Directors of Silvestri Corporation, a company owned by him that imported and distributed decorative accessories and Christmas decorations.
 William Gorelick      Mr. Gorelick, 63, has served as a director of the Company since March 1993. From May 1956 to June 1991, Mr. Gorelick was employed by Capitol Finance Group, Inc., a consumer finance company, and its subsidiary companies, and served these companies in various capacities includ-
                       ing as a director, Treasurer, Secretary, Vice President and President. Since April 1991,
                       Mr. Gorelick has served as President and/or a director of CPP Holdings, Inc. and its subsidiary company, Capitol Premium Plan, Inc., an insurance premium finance company in which he has a substantial interest. Since November 1991, Mr. Gorelick has held a substantial interest in, and has served as President, Treasurer, director and/or partner of, Title Insurance Services Cor-
                       poration, Atlantic Title Insurance Company and Atlantic Assurance Company. These compa-
                       nies underwrite title insurance policies and sell appraisal and abstract services to consumer lenders. In addition, Mr. Gorelick is a partner in several real estate partnerships.
 Scott C. Lea          Mr. Lea, 66, has served as a director of the Company since May 1993. Mr. Lea also serves as a director of Lance, Inc. and in April 1996 was elected Chairman of the Board of Directors of
                       Lance, Inc. Mr. Lea was a private investor from January 1992 to March 1996. From January
                       1972 to December 1991, Mr. Lea was employed by Rexham Industries (formerly Rexham
                       Corp.), a manufacturer of packaging, technical coatings and laminates. While at Rexham,
                       Mr. Lea served in various capacities, including as President, Chief Executive Officer and a director from September 1974 to April 1989, and as Chairman of the Board of Directors from
                       April 1989 to December 1991.

BOARD COMMITTEES AND MEETINGS

     In fiscal 1998, the Board of Directors held four meetings and took action by unanimous written consent nine times. The Board of Directors presently has an Audit Committee, a Compensation Committee and a Stock Option Committee, but has no standing nominating committee. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and monitoring the provision of non-audit services by the Company's independent auditors and reviewing all conflict of interest situations. The Compensation Committee is responsible for determining the salaries, bonuses and all other compensation, other than pursuant to the Company's equity-based plans, of the executive officers of the Company. The Stock Option Committee is responsible for administering the Company's equity-based plans including, to the extent applicable or allowable with regard to a plan or an option thereunder, the designation of persons to whom options may be granted, the type and time of an option and the number of shares of Common Stock subject thereto. The Stock Option Committee, the Audit Committee and the Compensation Committee are each presently comprised of Mr. Berkowitz, Mr. Gorelick and Mr. Lea. Mr. Lea is the Chairman of the Audit Committee, Mr. Gorelick is the Chairman of the Compensation Committee and Mr. Berkowitz is Chairman of the Stock Option Committee. In fiscal 1998, the Audit Committee, the Stock Option Committee and the Compensation Committee each held one meeting, and the Stock Option Committee took action by unanimous written consent one time. In fiscal 1998, all of the directors attended all of the meetings of the Board of Directors and the above committees on which they serve.


COMPENSATION OF DIRECTORS

     Each director who is not an officer or employee of the Company is paid $1,000 for each meeting of the Board of Directors that he attends and is reimbursed for out-of-pocket expenses incurred in connection with attending the meeting.

     Under the Company's Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), each non-employee director of the Company, as defined in the Directors' Plan, is automatically granted a nonqualified stock option to purchase 1,000 shares of Common Stock on December 1st of each year, beginning December 1, 1995. Such options become exercisable in cumulative increments of 50% and 100% beginning on the first and second anniversaries, respectively, of the date of grant, if the non-employee director remains a non-employee director on such dates. Options granted under the Directors' Plan expire 10 years from the date of grant and within limited periods of time, as specified in the Directors' Plan, following such time as a director ceases to be a non-employee director within the meaning of such plan. The exercise price for all options granted under the Directors' Plan is the fair market value on the date of grant. Such options are treated as nonqualified stock options for federal income tax purposes. Under the Directors' Plan, on December 1, 1997, Mr. Berkowitz, Mr. Gorelick and Mr. Lea were each granted an option to purchase 1,000 shares of Common Stock having an exercise price of $6.125 per share.

     The Company intends to enter into a consulting arrangement with Mr. Sklut, subsequent to his retirement in November 1998 as an executive officer of the Company, pursuant to which the Company will pay Mr. Sklut $150 per hour for up to eight hours per week of consulting services. In addition, subsequent to such retirement, Mr. Sklut will be paid $1,000 for each meeting of the Board of Directors that he attends and will be reimbursed for out-of-pocket expenses incurred in connection with attending the meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES
                                  NAMED ABOVE.


                                  PROPOSAL 2:
                     RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has reappointed, subject to stockholder ratification, the firm of BDO Seidman, LLP as the Company's independent certified public accountants for fiscal 1999. If the stockholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors will reconsider its appointment upon the recommendation of the Audit Committee.

     A representative of BDO Seidman, LLP is expected to be present at the Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate stockholder questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of the Record Date (or such different date as is indicated below) by (i) each director of the Company and each nominee for election as a director, (ii) each person that is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (iii) each executive officer of the Company who beneficially owns Common Stock and (iv) all directors and executive officers of the Company as a group. The stockholders named below have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them, except as expressly disclosed to the contrary.



                                                                    SHARES BENEFICIALLY       PERCENT OF
NAME                                                                       OWNED          SHARES OUTSTANDING
------------------------------------------------------------------ --------------------- -------------------
   Robert S. Speizman ............................................        857,378(1)             24.5%
   Josef Sklut ...................................................         31,600(2)                *
   C. Alexander Davis ............................................          2,500(3)                *
   Bryan D. Speizman .............................................        108,550(4)              3.2
   Mark A. Speizman ..............................................        120,714(5)              3.6
   Steven P. Berkowitz ...........................................         50,700(6)              1.5
   William Gorelick ..............................................         19,500(7)                *
   Scott C. Lea ..................................................          7,500(8)                *
   Dimensional Fund Advisors Inc. ................................        190,700(9)              5.8
   FMR Corp. .....................................................        250,000(10)             7.5
   Heartland Advisors, Inc. ......................................        290,000(11)             8.8
   All executive officers and directors as a group (8 persons) ...      1,198,442                36.1

---------
*Less than 1%

(1) Includes 26,650 shares of Common Stock held by Mr. Speizman's spouse as custodian for one of his children, as to which he disclaims beneficial ownership, and an aggregate 174,853 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 1998. Mr. Speizman's address is 508 West Fifth Street, Charlotte, North Carolina 28202.

(2) Includes 600 shares of Common Stock owned of record by Mr. Sklut's spouse, as to which he disclaims beneficial ownership, and an aggregate 28,500 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 1998.

(3) Includes 2,500 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 1998.

(4) Includes an aggregate of 77,500 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 1998.

(5) Includes an aggregate of 76,500 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 1998.

(6) Includes 2,000 shares of Common Stock held by Mr. Berkowitz's spouse and 500 shares of Common Stock held by Mr. Berkowitz as custodian for one of his children, as to all of which he disclaims beneficial ownership, and an aggregate of 2,500 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 1998.

(7) Includes an aggregate of 2,500 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 1998.

(8) Represents shares of Common Stock owned by a revocable trust of which Mr. Lea and certain of his family members are beneficiaries and an aggregate of 2,500 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 1998.

(9) In a Schedule 13G/A filed by Dimensional Fund Advisors Inc.
    ("Dimensional"), a registered investment advisor, with the Securities and Exchange Commission on February 10, 1998, Dimensional reported that it beneficially owned 190,700 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group

     Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles of qualified employees benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares of Common Stock. Dimensional has sole dispositive power with respect to all such shares and sole voting power with respect to 122,900 of such shares. Persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group, Inc., (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 29,200 additional shares which are owned by the Fund and 38,600 shares which are owned by the Trust, which shares are included in the 190,700 shares of Common Stock with respect to which Dimensional has sole dispositive power. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(10) As of December 31, 1997, Fidelity Management & Research Company ("FMRC"), a wholly-owned subsidiary of FMR Corp. ("FMR"), was the beneficial owner of 250,000 shares (the "Fidelity Shares") of the Common Stock as a result of acting as investment adviser to various investment companies under
     Section 8 of the Investment Company Act of 1940, including Fidelity Low-Priced Stock ("FLPS"), owner of the Fidelity Shares. Edward C. Johnson III, Chairman of FRM ("ECJohnson"), and Abigail P. Johnson, Director of FMR, and other members of the Edward C. Johnson III family and trusts for their benefit, through their ownership of voting common stock of FRM and the execution of a shareholders' voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. ECJohnson, FMR and FLPS each has sole power to dispose of the Fidelity Shares. Neither FMR nor ECJohnson has the sole power to vote or direct the voting of the shares owned by FLPS, which power resides with, and is directed by, FLPS's Board of Trustees. The address or principal business office of each of FMRC, FMR and FLPS is 82 Devonshire Street, Boston, Massachusetts 02109. Information relating to the stockholder is based on the stockholder's Schedule 13G, dated February 14, 1998.
(11) In a Schedule 13G/A filed by Heartland Advisors, Inc. ("Heartland"), a registered investment advisor, with the Securities and Exchange Commission on February 6, 1998, Heartland reported that it beneficially owned 290,000 shares of Common Stock and that it had sole dispositive power with respect to all such shares and sole voting power with respect to 290,000 of such shares. Heartland's address is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.


                EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information for fiscal 1996, 1997 and 1998 with respect to the compensation earned by the Company's President and four other executive officers (collectively, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                ANNUAL                COMPENSATION
                                                             COMPENSATION                AWARDS
                                                  ---------------------------------- -------------
                                                                                       SECURITIES
                                                                                       UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR       SALARY            BONUS        OPTIONS/SARS  COMPENSATION (2)
------------------------------------------ ------ ---------------- ----------------- ------------- -----------------
  Robert S. Speizman,
    President ............................ 1998     $  367,500        $  358,428(1)     20,000/0        $39,628
                                           1997        323,346           515,521(1)     82,500/0         71,102
                                           1996        245,000                 0        91,663/0         76,390
  Josef Sklut,
    Vice President-Finance,
    Secretary and Treasurer .............. 1998        137,500            71,686(1)     10,000/0          2,692
                                           1997        122,462           103,104(1)      5,000/0          1,932
                                           1996        108,462                 0        14,500/0          1,085
  C. Alexander Davis,
    President, Wink Davis Equipment
     Co., Inc(3) ......................... 1998        217,708(4)              0         5,000/0          4,105
  Bryan D. Speizman,
    Senior Vice President, Non-Hosiery(3)  1998        110,000           480,217(5)     25,000/0          5,277
  Mark A. Speizman,
    Senior Vice President, Hosiery(3) .... 1998         89,538           296,081(5)     25,000/0          5,587

---------
(1) Represents amounts paid under the Company's Executive Bonus Plan, originally adopted by the Board of Directors in February 1990 and most recently amended in November 1996. The Company's President and Vice President-Finance are the only participants under this Plan. Under this plan, for fiscal 1996, the Company's President and Vice President-Finance received cash bonuses equal to 5% and 1%, respectively, of the first $1.0 million of the Company's consolidated income before taxes and before executive officer bonuses, and 10% and 2%, respectively, of such income over $1.0 million, provided that no such bonuses were payable to the extent that their accrual would decrease the Company's income before taxes to less than $500,000. Under this plan as amended by the Board of Directors in November 1996, for fiscal 1997, 1998 and subsequent fiscal years, the Company's President and Vice President-Finance receive cash bonuses equal to 10% and 2%, respectively, of the Company's consolidated income before taxes and before bonuses to Mr. Speizman and Mr. Sklut, provided that such bonuses are payable for a particular fiscal year only in the event that the Company's consolidated income before taxes and bonuses to Mr. Speizman and Mr. Sklut for such year exceeds 10% of the Company's stockholders' equity as of the end of the immediately preceding fiscal year.

(2) Represents, with respect to Robert Speizman, the Company's contribution of $2,310, $4,023 and $4,824 in fiscal 1996, 1997 and 1998, respectively, to the account of Mr. Speizman under the Company's 401(k) Profit Sharing Plan and payments of aggregate premiums of $58,581, $36,123 and $34,814 in fiscal 1996, 1997 and 1998, respectively, on split dollar life insurance policies on the life of Mr. Speizman, and, with respect to the other Named Executive Officers, contributions by the Company to their accounts under the Company's 401(k) Profit Sharing Plan.

(3) Mr. Davis' employment by the Company commenced in August 1997. Bryan Speizman and Mark Speizman, sons of Robert Speizman, became executive officers of the Company in July 1997.

(4) Represents base salary earned by Mr. Davis pursuant to his employment agreement with the Company.

(5) Represents sales commissions earned for 1998.


OPTION TABLES

     The following table sets forth certain information with respect to options granted to the Named Executive Officers in fiscal 1998 under the Company's Nonqualified Stock Option Plan (the "Plan").


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                INDIVIDUAL GRANTS
                            ---------------------------------------------------------
                                          PERCENT OF
                                            TOTAL                                      POTENTIAL REALIZABLE
                                           OPTIONS/                                      VALUE AT ASSUMED
                                             SARS                                     ANNUAL RATES OF STOCK
                                          GRANTED TO                                  PRICE APPRECIATION FOR
                              OPTIONS/    EMPLOYEES    EXERCISE                            OPTION TERM
                                SARS      IN FISCAL     OR BASE                       ----------------------
NAME                         GRANTED(1)    YEAR(2)       PRICE      EXPIRATION DATE       5%         10%
--------------------------- ------------ ----------- ------------ ------------------- ---------- -----------
   Robert S. Speizman .....    20,000        22.7%    $  6.3125   November 18, 2007    $79,398    $201,210
   Josef Sklut ............    10,000        11.4        6.3125   November 18, 2007     39,699     100,605
   C. Alexander Davis .....     5,000         5.7        6.3125   November 18, 2007     19,849      50,302
   Bryan D. Speizman ......    25,000        28.4        6.3125   November 18, 2007     99,247     251,512
   Mark A. Speizman .......    25,000        28.4        6.3125   November 18, 2007     99,247     251,512

---------
(1) Represents options granted under the Plan. The exercise price of the options granted under the Plan in fiscal 1998 was the fair market value of the Common Stock on the date of grant. The options have a date of grant of November 19, 1998 and, other than the option granted to Mr. Sklut, become exercisable in cumulative increments of 50% and 100% on the first and second anniversaries, respectively, of the date of grant so long as employment with the Company continues. The options granted terminate within a limited period following a termination of employment as specified in the related option agreement. The option granted to Mr. Sklut becomes exercisable in full one year from the date of grant and is exercisable for two years following his termination of employment. The options granted are not intended to qualify as "incentive stock options" under Section 422 of the Code. Pursuant to the Plan, the Stock Option Committee of the Board of Directors may, among other things, in its discretion and in accordance with the terms thereof, (i) in the event of a change of control as defined therein, accelerate the exercisability of, and authorize cash settlement payments in respect of, outstanding options under the Plan and (ii) allow payment of the exercise price of an option to be made in Common Stock.

(2) Options to purchase an aggregate of 88,000 shares of Common Stock were granted to employees of the Company in fiscal 1998 under the Plan, of which 96.6% were granted to the Named Executive Officers.

     The following table sets forth certain information with respect to options exercised during fiscal 1998 and the value of unexercised options to purchase shares of Common Stock held by the Named Executive Officers at the end of fiscal 1998.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES



                                                                                       VALUE OF
                                                             NUMBER OF SECURITIES     UNEXERCISED
                                                                  UNDERLYING         IN-THE-MONEY
                                                                  UNEXERCISED        OPTIONS/SARS
                                                                 OPTIONS/SARS       AT FISCAL YEAR-
                                                              AT FISCAL YEAR-END        END (1)
                                                            ---------------------- ----------------
                                    SHARES
                                   ACQUIRED       VALUE          EXERCISABLE/        EXERCISABLE/
NAME                             ON EXERCISE   REALIZED (2)      UNEXERCISABLE       UNEXERCISABLE
------------------------------- ------------- ------------- ---------------------- ----------------
   Robert S. Speizman .........    47,826        153,616       100,509/115,876      99,116/95,116
   Josef Sklut ................    42,000        227,315        8,750/11,750         5,063/9,563
   C. Alexander Davis .........      --            --               0/5,000              0/0
   Bryan D. Speizman ..........      --            --           36,625/60,625       44,156/40,781
   Mark A. Speizman ...........      --            --           35,625/60,625       40,781/40,781

---------
(1) Represents the excess of the fair market value of the Common Stock on June 27, 1998 of $5.25 over the weighted average exercise price of the options outstanding multiplied by the number of shares of Common Stock subject to such options.

(2) Represents the excess of the fair market value of the Common Stock on the date of exercise over the exercise price of the options exercised multiplied by the number of shares of Common Stock subject to such options.


EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE IN CONTROL ARRANGEMENTS.

     Except with respect to Mr. Davis, as discussed below, the Company currently has no employment agreement with any Named Executive Officer and has no plan or arrangement with any Named Executive Officer which is activated upon resignation, termination or retirement of any such executive officer upon a change in control of the Company.

     The Company and Mr. Sklut are parties to a deferred compensation agreement dated February 9, 1972, as amended, that provides, subject to certain exceptions, for the Company's payment to Mr. Sklut of certain amounts upon the termination of his employment, as follows: (i) 180 monthly payments of $8,648 to Mr. Sklut or his designated beneficiary if Mr. Sklut continues in the employment of the Company until he reaches the age of 70 years and retires,
(ii) 180 monthly payments of up to $9,342 to Mr. Sklut's designated beneficiary if Mr. Sklut dies while employed by the Company before he reaches the age of 70 and (iii) 180 monthly payments of up to $8,648 to Mr. Sklut or his designated beneficiary if Mr. Sklut's employment is terminated (including a termination by reason of disability) before he reaches the age of 70 other than by his voluntary action, his death or discharge for fraudulent actions. No payments will be made to Mr. Sklut under this agreement in the event his employment is terminated as a result of his voluntary resignation or discharge by the Company for fraudulent actions.

     The Company is a party to a trust agreement under which the Company has agreed to maintain, and pay all premiums on, a life insurance policy and an annuity contract on Mr. Sklut. The trust owns and is the beneficiary under both the life insurance policy and annuity contract, and the trustee has agreed to use the cash surrender value or proceeds, as the case may be, to make the required payments under the deferred compensation agreement. In the event the available funds are not adequate to make such required payments, the deficiency will be paid by the Company to Mr. Sklut, and in the event such funds exceed the required payments, such excess will be paid by the trustee to the Company. Management believes that the cash surrender value or the proceeds, as the case may be, are adequate to fund the required payments to Mr. Sklut under the deferred compensation agreement. The Company paid aggregate premiums of $50,131, $45,131 and $45,131 on the life insurance policy and annuity contract in fiscal 1996, 1997 and 1998, respectively.

     In connection with the acquisition of Wink Davis Equipment Co., Inc. ("Wink Davis") in August 1997, Wink Davis entered into a five-year employment agreement with Alexander Davis. Pursuant to such employment agreement, Mr. Davis is employed as President of Wink Davis and receives a minimum base annual salary of $237,500. In addition, pursuant to such employment agreement, among other things, Wink Davis has agreed to pay, during the term of such agreement, one-half of the premiums on life insurance on the life of Mr. Davis, and one-half of the premiums on disability insurance for Mr. Davis, both providing for payments in an amount equal to the aggregate salary that would be payable to Mr. Davis pursuant to such employment agreement during the remaining term thereof. If the employment of Mr. Davis is terminated other than for cause, as defined in such employment agreement, or upon his death or disability, Wink Davis will be obligated to pay Mr. Davis his aggregate base annual salary for the remainder of the term thereof subject to offset for cash compensation from other employment.

     For fiscal 1999, the Company has approved increasing Robert Speizman's annual base salary by 8% and fixing the annual base salary of each of Bryan Speizman and Mark Speizman at $160,000 and has adopted a bonus plan pursuant to which each of Bryan Speizman and Mark Speizman receive cash bonuses. See " -- Report of the Compensation Committee and Stock Option Committee on Executive Compensation."

     Pursuant to the Company's Nonqualified Stock Option Plan, the Stock Option Committee of the Board of Directors (which administers such plan) may, in its discretion, and in accordance with the terms of such plan, in the event of a change in control as defined therein, accelerate the exercisability of, and authorize cash settlement payments in respect of, outstanding options under such plan.


REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's compensation program for its executive officers is administered by the Compensation Committee and the Stock Option Committee of the Company's Board of Directors. The present members of each of these committees are Mr. Berkowitz, Mr. Gorelick and Mr. Lea. Mr. Gorelick is the Chairman of the Compensation Committee and Mr. Berkowitz is the Chairman of the Stock Option Committee. None of these committee members has ever been an officer or employee of the Company.


     COMPENSATION POLICY

     The present compensation policies of the Compensation Committee and the Stock Option Committee regarding executive officer compensation are designed principally to (i) motivate the Company's executive officers to improve the measure of the Company's financial performance selected by the Compensation Committee, as well as stockholder return on the Common Stock, and (ii) establish a relationship between executive officer compensation on the one hand and such Company performance and stockholder return on the other hand. These two committees, in implementing these policies, provide the Company's executive officers, in addition to base salaries, short-term and long-term incentive opportunities, consisting of annual cash bonuses based on the selected measure of the Company's financial performance and options granted under the Plan, respectively. The Compensation Committee believes that the Company's Executive Bonus Plan described below motivates these executive officers to improve such financial performance and the Stock Option Committee believes that the Company's stock option plans described below motivate the executive officers to improve the stockholder return on the Common Stock.


     TAX CONSIDERATIONS

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In 1993, the United States Congress adopted Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code"), which provision places limits on the Company's ability to deduct certain compensation in excess of $1.0 million for any taxable year paid to its executive officers ("Section 162(m)"). The amounts includible in an executive officer's compensation upon the exercise of nonqualified stock options is subject to this limitation. Since the targeted cash compensation of each of the Named Executive Officers is below the $1.0 million threshold and the Board of Directors believes that options granted under the Plan satisfy an exception to the limitation, the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company for fiscal 1999. The Committee believes in retaining flexibility to recognize an executive officer's contribution beyond the deductibility limits if this serves the best interests of the Company and its stockholders. In fiscal 1998, all of the compensation paid to the executive officers qualified for deduction pursuant to Section 162(m) of the Internal Revenue Code.


     BASE SALARIES

     Due to continued improvement in operating results and an increase in customer orders during fiscal 1997 as compared to fiscal 1996, the Compensation Committee increased the base annual salaries of Mr. Speizman and Mr. Sklut from $350,000 to $367,500 and from $125,000 to $137,500, respectively, effective
July 1997. Due to Mr. Speizman's successful efforts in diversifying the Company's business, the Compensation Committee increased the base salary of Mr. Speizman by 8% for fiscal 1999. Mr. Davis' base annual salary is paid pursuant to his employment agreement with the Company. Bryan Speizman and Mark Speizman became executive officers of the Company in July 1998 at which time the Compensation Committee made no adjustment in the cash compensation they were then paid by the Company. Prior to July 1998, Bryan Speizman and Mark Speizman served as sales managers of the Company and their compensation consisted of base salary and sales commission. During fiscal 1998, the duties performed by Bryan Speizman and Mark Speizman progressively shifted from sales to management. As a result, for fiscal 1999, the Compensation Committee determined that it was no longer appropriate to base their incentive compensation on sales. Accordingly, the Compensation Committee has increased the base annual salary of each of Bryan Speizman and Mark Speizman to $160,000 and adopted a bonus plan for them, discussed below, based on the same measure of the Company's financial performance as the Executive Bonus Plan is based.


     ANNUAL INCENTIVE OPPORTUNITIES -- BONUS PLANS

     The Compensation Committee believes that the compensation of the Company's executive officers should be significantly influenced by the Company's financial performance and that the Company's consolidated income before taxes and before executive officer bonuses is an appropriate measure of such financial performance for purposes of executive officer incentive compensation determinations because it most nearly reflects the results of the diverse responsibilities and efforts of the Company's executive officers. The Compensation Committee further believes that providing significant opportunities for incentive compensation based on increases in such income focuses management's attention on this measure of the Company's financial performance. Accordingly, in fiscal 1991, the Board of Directors adopted the Company's Executive Bonus Plan. The Compensation Committee amended this plan in November 1996 for fiscal 1997 and subsequent years. Under this plan as amended, the Company's President and Vice President-Finance receive cash bonuses equal to 10% and 2%, respectively, of the Company's consolidated income before taxes and before executive officer bonuses, provided that if such income for a particular year does not exceed 10% of the Company's stockholder's equity as of the end of the immediately preceding fiscal year, no bonuses will be paid thereunder. In addition, the Compensation Committee recently adopted a bonus plan pursuant to which Bryan Speizman and Mark Speizman each receive a cash bonus equal to 6% of the Company's consolidated income before taxes and bonuses to either such executive officer, or to Robert Speizman or Josef Sklut pursuant to the Company's Executive Bonus Plan, provided that if such income for a particular year does not exceed 8.33% of the Company's stockholder's equity as of the end of the immediately preceding fiscal year, no bonuses will be paid under such plan. The Company's stockholder's equity was $20,937,700 and $23,206,866 as of June 28, 1997 and June 27, 1998, respectively.


     LONG-TERM INCENTIVE OPPORTUNITIES -- STOCK OPTION PLANS

     To encourage a long-term focus by executive officers, the Company provides incentives through its Nonqualified Stock Option Plan (the "Plan") which is administered by the Stock Option Committee of the Board of Directors. The exercise price of the options granted to executive officers to date has been the fair market value of the Common Stock on the date of grant. Such options granted during fiscal 1998 become exercisable in cumulative increments of 50% and 100% on the first and second anniversaries of the date of grant, respectively except for an option to purchase 10,000 shares of common stock granted to Mr. Sklut which becomes exercisable in full in November 1998. As a result, the value of the options granted depends on stock price appreciation. The Board of Directors believes that use of such equity-based incentives reinforces the identification of management with the long-term interests of the Company's stockholders and motivates management to improve the Company's performance. In fiscal 1998, the Stock Option Committee granted options to purchase 20,000, 10,000, 25,000, 25,000 and 5,000 shares of Common Stock to Robert Speizman, Josef Sklut, Bryan Speizman, Mark Speizman and Alexander Davis, respectively. The number of shares of Common Stock subject to the option granted to each such executive officer was based on the Committee's assessment, on a subjective basis, of each officer's relative contribution to, and efforts on behalf of, the Company and the impact of such contributions and efforts on the Company's results. The Committee did not consider the size of previous option grants and the number of shares of Common Stock subject to options held by each such executive officer. The Committee does not have a specific time during the year when it grants options.

 PRESIDENT

     Based on the reasons set forth above, the Compensation Committee increased the annual base salary of Mr. Speizman, President, from $350,000 to $367,500 effective July 1997 and from $367,500 to $396,900 effective July 1998 and the Stock Option Committee granted options to purchase 20,000 shares of Common Stock to Mr. Speizman in fiscal 1998.


     COMPENSATION COMMITTEE          STOCK OPTION COMMITTEE
------------------------------   ------------------------------
  WILLIAM GORELICK, CHAIRMAN     STEVEN P. BERKOWITZ, CHAIRMAN
  STEVEN P. BERKOWITZ            WILLIAM GORELICK
  SCOTT C. LEA                   SCOTT C. LEA

COMPARATIVE PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Common Stock for the Company's last five fiscal years with the cumulative total return of companies listed on the CRSP Total Returns Index for Nasdaq Stock Market (U.S. and Foreign Companies) ("Nasdaq Market Index") and of the companies named below, including the Company, with the Standard Industrial Classification code 508, Wholesale Trade - Machinery, Equipment and Supplies that were included in the CRSP Total Returns Index for NASDAQ Stocks (U.S. and Foreign Companies) at any time during the five-year measurement period (the "Peer Group Index"). The comparison assumes the investment of $100 in the Common Stock, in the Nasdaq Market Index and in the Peer Group Index on July 2, 1993 and the reinvestment of all dividends (the Company paid no dividends during the periods shown). The stockholder return of each of the companies in the Peer Group Index has been weighed according to market capitalization at the beginning of each measurement period.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                       AMONG SPEIZMAN INDUSTRIES, INC.,
                   NASDAQ MARKET INDEX AND PEER GROUP INDEX
                         JULY 2, 1993 TO JUNE 26, 1998


Plot points appear below:

        Speizman Industries, Inc.     Nasdaq Market Index     Peer Group Index
        -------------------------     -------------------     ----------------
7/2/93             $100                        100                  100
7/1/94             $ 79.8                      100.5                104.4
6/30/95            $ 48.8                      133.1                 96.8
6/28/96            $ 42.9                      169.9                102.7
6/27/97            $ 51.2                      205.8                112.9
6/26/98            $ 48.8                      266.7                125.0



     NOTE: Since the Company's fiscal year-end is not a trading day, the preceding trading day was used for purposes of calculating the performance graph.

     The Peer Group Index consists of the following companies: AGCO Corporation, Abatix Environmental Corp., Aero Systems, Inc., American Aircarriers Support, Inc., Avteam, Inc., Bio-Logic Systems Corp., CTC Communications Corp., Cedar Group, Inc., China Resources Development, Inc., Computer Telephone Corp., Conseco Industries, Ltd., Consolidated Stainless, Inc., DXP Enterprises, Inc., Dataflex Corp., Ezcony Interamerica, Inc., Hi-Rise Recycling Systems, Inc., Hirsch International Corp., IIC Industries, Inc., Industrial Holdings, Inc., Innovative Valve Tech., Inc., International Container Systems, Inc., Jayark Corp., Kellstrom Industries, Inc., Lawson Products, Inc., Micro Bio-Medics, Inc., Micros-to-Mainframes, Inc., Nyer Medical Group, Inc., Oce van der Grinten N.V., Officeland, Inc., Omni U.S.A., Inc., Omnicorp Limited, Orthomet, Inc., PerfectData, Inc., Quality Systems, Inc., Robec, Inc., Speizman Industries, Inc., Stewart & Stevenson Services, Inc., Strategic Distribution Inc., Tech Data Corp., Transnet Corp., White Cap Industries, Inc., The W.W. Williams Company and Willis Lease Finance Corp. With regard to the Peer Group Index, the capital stock of the Company's direct competitors is not publicly traded. As a result, there is no publicly available information concerning the total stockholder return for such competitors and they are not included in the Peer Group Index.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the preceding Report of the Compensation Committee and Stock Option Committee on Executive Compensation and the Comparative Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its headquarters in Charlotte, North Carolina from a partnership owned by Robert S. Speizman and Lawrence J. Speizman, Robert S. Speizman's brother, under a lease agreement entered into in 1990 that originally extended to March 1995. This lease agreement was amended in April 1995 to extend the lease agreement to March 1996 and was amended again in April 1998 to extend the lease agreement to December 1998. The building in which the headquarters are located is approximately 89,000 square feet. The Company paid rent of approximately $25,960 per month from April 1995 to March 1996, paid rent of $29,669 per month from April 1996 to March 1998 and paid or will pay rent of $29,669 per month from April 1998 to December 1998. The Company is required to bear the cost of taxes ($12,340 for fiscal 1998), maintenance and insurance on the building.

     The Company has entered into a lease for a facility, located in Charlotte, North Carolina, which will serve as its new headquarters, consisting of 13.2 acres of land, office space of approximately 40,000 square feet and warehouse space of about 82,000 square feet. The facility is owned by the Speizman Limited Liability Company ("SLLC"), a North Carolina limited liability company owned by Robert S. Speizman and his spouse and children, including Bryan Speizman and Mark Speizman. The lease commenced in October 1997 and extends to September 2012. Pursuant to the terms of the lease, the Company pays monthly rent to SLLC of $54,923 per month, subject to annual adjustments based on changes in the Consumer Price Index, and is responsible for normal operating expenses of the facility. During fiscal 1998, the Company paid SLLC an aggregate of $439,000 in rent and SLLC reimbursed the Company $132,000 which represented the lease payments SLLC received pursuant to a lease of the facility that terminated in May 1998. The Company is presently refurbishing the facility to suit its needs, at its expense, and expects to move its headquarters from its present location to the new facility in the spring of 1999. The Company is currently utilizing certain of the warehouse space it is leasing. Pursuant to the terms of the lease, SLLC is responsible of maintenance of exterior walls, roof, other structural components, repairs, replacements and overhauls of HVAC, electrical and plumbing systems, and taxes and casualty insurance on the facility.

     The Company is also negotiating a lease of a warehouse facility to be constructed by SLLC on property owned by it adjacent to the Company's new headquarters. The parties to the lease have agreed that the warehouse will be up to 100,000 square feet in area, at a competitive market rate. It is anticipated that the term of the lease will be 15 years.

     The Company and Robert S. Speizman are parties to a redemption agreement dated May 31, 1974, as amended, that provides for the Company's redemption of the Common Stock owned by Mr. Speizman at his death. The agreement gives to Mr. Speizman's legal representatives the option, for a two-year period following his death, to require the Company to purchase such Common Stock at 95% of its "fair market value," as defined in the agreement, provided that the aggregate purchase price paid for Mr. Speizman's Common Stock may not exceed the excess of the proceeds of certain life insurance policies obtained by the Company remaining after repayment of any loans obtained by the Company under such insurance policies. Prior to September 1994, this agreement provided for the deduction of additional amounts from the proceeds of such life insurance policies prior to any redemption of Mr. Speizman's Common Stock thereunder relating to, among other things, management transition as a result of Mr. Speizman's death ($200,000) and payment of amounts owed by the Company to Mr. Speizman. The redemption agreement was amended in September 1994 principally to eliminate such provisions.

The agreement provides that the Company will maintain life insurance on Mr. Speizman's life in the aggregate amount of $1.15 million to fund its obligations thereunder. The Company paid aggregate premiums of approximately $14,000 in fiscal 1998 on these life insurance policies and, as of June 27, 1998, had no loans under any such policy.

     Two of Mr. Speizman's children, Barry I. Speizman and Amy S. Mullen and Mr. Speizman's son-in-law, P. Donald Mullen, are all employed by the Company and, during fiscal 1998, received aggregate cash compensation from the Company of $91,704. From time to time during fiscal 1998, the Company paid certain personal expenses on behalf of Robert Speizman, Bryan Speizman, Mark Speizman and Barry Speizman. Amounts owed to the Company under these arrangements bear interest at 7%. During fiscal 1998, the largest aggregate amount of such indebtedness outstanding, including accrued interest, was $183,615 as of June 27, 1998 ($153,451 of which was owed by Mr. Speizman). Mr. Speizman, Mark Speizman and Barry Speizman repay their indebtedness through bi-weekly payroll deductions of $1,058, $100 and $50, respectively, and additional cash payments from time to time in varying amounts. Bryan Speizman repays his indebtedness through monthly payroll deductions of $100 and additional cash payments from time to time in varying amounts. The Company anticipates that such arrangements will continue in fiscal 1999.

     In connection with its acquisition of Wink Davis Equipment Co., Inc. ("Wink Davis") in August 1997, the Company paid to Mr. Davis and his three children an aggregate of $3.6 million for the shares of the Common Stock of Wink Davis owned by them. In addition, pursuant to the agreement relating to such acquisition, such persons received an additional $230,000 in August 1998 for such shares and have the right to receive up to an additional $128,000 currently held in escrow with the amount, if any, received to be determined principally by the collection by Wink Davis of certain accounts receivable and the sale by Wink Davis of the assets or stock of a subsidiary of Wink Davis. The Company is also a party to an agreement with Mr. Davis and his children related to the Company's acquisition of Wink Davis pursuant to which the Company agreed to pay such persons certain additional earnout consideration equal to a specified annual percentage of the pre-tax earnings of Wink Davis in excess of a specified minimum and not to exceed an aggregate of $1.5 million over a five-year period.

                      SECTION 16(A) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who own more than 10% of the outstanding shares of the Company's Common Stock file with the Securities and Exchange Commission certain reports relating to their ownership of Common Stock and changes in such ownership. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1997, all such Section 16(a) filing requirements were complied with, except that each of Alexander Davis, Bryan Speizman and Mark Speizman did not file his initial Form 3 in a timely manner and each of Bryan Speizman and Mark Speizman did not report the Company's grant to him of an option to purchase shares of Common Stock in a timely manner.


                         DATE FOR RECEIPT OF PROPOSALS

     In order for stockholder proposals to be included in the proxy materials for the Company's annual meeting of stockholders for the year ending July 3, 1999, any such proposal must be received by the Company at its executive offices not later than June 25, 1999 and meet all other applicable requirements for inclusion therein.


                                OTHER BUSINESS

     The Board of Directors is not aware of any other matter to come before the Meeting. However, if any such matter does come before the Meeting which requires a vote of the stockholders, it is the intention of the persons named in the enclosed proxy to vote the shares of Common Stock represented thereby in accordance with the recommendations of the Company's management and their judgment on such matter.


                          ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended June 27, 1998 will be provided free of charge to stockholders upon written request directed to: Speizman Industries, Inc., 508 West Fifth Street, Charlotte, North Carolina 28202, Attention: Josef Sklut, Secretary.


                                        By order of the Board of Directors,




                                        JOSEF SKLUT
                                        SECRETARY

Charlotte, North Carolina
October 21, 1998

********************************APPENDIX**************************************

                           SPEIZMAN INDUSTRIES, INC.
                Proxy for Annual Meeting of Stockholders to be
                           Held on November 18, 1998

         This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Robert S. Speizman and Josef Sklut, and each of them, as attorneys and proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of Speizman Industries, Inc. (the "Company") held of record by the undersigned on October 9, 1998, at the Annual Meeting of Stockholders of the Company to be held on November 18, 1998 at 11:00 a.m. at the principal executive offices of the Company located at 508 West Fifth Street, Charlotte, North Carolina, or any adjournment thereof. The undersigned hereby directs that such shares be voted as follows:



  1. ELECTION OF DIRECTORS: [ ] FOR All Nominees [ ] WITHHOLD Authority      [ ] WITHHOLD Authority To
                                Listed Below        To Vote For All Nominees     Vote For Those Nominees
                                                                                 Written in the Space
                                                                                 Provided Below; and FOR
                                                                                 All Other Nominees

NOMINEES: Robert S. Speizman, Josef Sklut, Steven P. Berkowitz, William Gorelick and Scott C. Lea.

INSTRUCTION -- To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:
-------------------------------------------------------------------------------

     2. Ratification of the appointment of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending July 3, 1999.
                 FOR  [ ]   AGAINST  [ ]   ABSTAIN  [ ]

     3. The proxies are authorized to vote the shares represented by this proxy in accordance with their judgment on such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY, IF SIGNED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN
ITEM 1 AND FOR ITEM 2.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officers. If a partnership, please sign in partnership name by authorized person.

                                                  DATED:__________________, 1998

                                                  ______________________________
                                                  Signature

                                                  ______________________________
                                                  Signature if held jointly




                                                PLEASE COMPLETE, SIGN, DATE AND
                                                RETURN THIS PROXY PROMPTLY IN
                                                THE ENCLOSED ENVELOPE